EXHIBIT 24.4

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Southern Naitonal Corporation on Form S-8 (File No. ____) of our report dated July 24, 1992, on our audits of the consolidated financial statements of FedFirst Bancshares, Inc. as of June 30, 1992 and 1991, and for the years ended June 30, 1992 and 1991, which report is included in Southern National Corporation's Current Report on Frm 8-K dated January 29, 1993.

                                       (signature of Coopers & Lybrand)
                                       COOPERS & LYBRAND

Raleigh, North Carolina
February 16, 1994